Exhibit 99.1

News Release

Investor Contacts:	Milt Childress
Executive Vice President and Chief Financial Officer

James Gentile
Vice President, Investor Relations

Phone:	704-731-1527

Email:	investor.relations@enproindustries.com

EnPro Industries, Inc. 5605 Carnegie Boulevard Charlotte, North Carolina, 28209-4674 Phone:704-731-1500 Fax: 704-731-1511 www.enproindustries.com

Enpro Reports Strong Third Quarter 2021 Results

Third Quarter 2021 Highlights
(All results reflect comparisons to prior-year period unless otherwise noted)

•Sales of $283.1 million increased 5.5%; organic sales increased 15.8%
•Income from continuing operations attributable to EnPro Industries, Inc. was $27.5 million, compared to loss of $21.6 million in the third quarter of 2020
•Adjusted EBITDA* increased 22% to $51.5 million; adjusted EBITDA margin increased 250 bps to 18.2%
•Diluted earnings per share from continuing operations attributable to EnPro Industries, Inc. was $1.33, compared to a diluted loss per share of $1.05
•Adjusted diluted earnings per share* increased 39% to $1.40 versus $1.01
•Net debt to adjusted EBITDA ratio reduced to 0.8x at September 30, 2021
•Guidance updated to reflect recent divestiture of the polymer components business within Sealing Technologies segment
•Agreement to sell Compressor Products International (CPI) announced subsequent to quarter-end; expected to close by end of 1Q:22, subject to regulatory and works council approvals
•Separately announced agreement today to acquire NxEdge, a leading provider of vertically integrated capabilities across the semiconductor value chain, for $850 million in cash.

CHARLOTTE, N.C., November 5, 2021 -- EnPro Industries, Inc. (NYSE: NPO) today announced its financial results for the three and nine months ended September 30, 2021.

"Enpro delivered strong third quarter results driven primarily by continued momentum in our Sealing Technologies and Advanced Surface Technologies segments,” said Eric Vaillancourt, Interim President and Chief Executive Officer. “Our commercial and supply chain teams have done an excellent job mitigating the impact of the supply chain headwinds facing our businesses and remaining agile in the face of raw material shortages and inflationary pressures. In addition, our results for the quarter reflect our team's continued focus on cost management and our ability to capitalize on increased demand in general industrial, semiconductor, petrochemical, heavy-duty truck and food & pharma markets.”

Mr. Vaillancourt continued, “We made significant progress on our portfolio reshaping strategy, including the divestiture of our polymer components business during the third quarter and the agreement to sell the Compressor Products International (CPI) business announced in mid-October. Furthermore, our agreement to acquire NxEdge, announced this morning, marks another significant milestone on our journey to drive value through the addition of unique, high-margin, high cash flow industrial technology businesses serving secular growth markets."

Financial Highlights
(Amounts in millions except per share data and percentages)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Net Sales	$283.1	$268.3	5.5%	$861.0	$798.0	7.9%
Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc.	$27.5	$(21.6)	nm	$74.8	$(14.8)	nm
Diluted Earnings (Loss) Per Share Attributable to EnPro Industries, Inc. Continuing Operations	$1.33	$(1.05)	nm	$3.61	$(0.72)	nm
Adjusted Income from Continuing Operations Attributable to EnPro Industries, Inc.*	$29.1	$20.8	39.9%	$89.8	$58.5	53.5%
Adjusted Diluted Earnings Per Share*	$1.40	$1.01	38.6%	$4.33	$2.84	52.5%
Adjusted EBITDA*	$51.5	$42.1	22.3%	$160.8	$120.2	33.8%
Adjusted EBITDA Margin*	18.2%	15.7%		18.7%	15.1%

*Non-GAAP measure. See the attached schedules for adjustments and reconciliations to GAAP numbers

Third Quarter 2021 Consolidated Results

Sales of $283.1 million increased 5.5% compared to the third quarter of 2020. By end market, we saw positive momentum in the general industrial, semiconductor, petrochemical, heavy-duty truck and food & pharma markets, as well as the contribution from Alluxa, partially offset by the reduction in sales due to last year's divestitures as well as weakness in power generation, oil & gas and automotive markets. Excluding the impact of foreign currency exchange translation and acquired and divested businesses, sales for the quarter grew 15.8% compared to the third quarter of 2020.

Corporate expenses of $11.6 million in the third quarter of 2021 were essentially flat from $11.7 million a year ago.

Income from continuing operations attributable to EnPro Industries, Inc. was $27.5 million, compared to a loss of $21.6 million in the prior-year period. Adjusted income from continuing operations attributable to EnPro Industries, Inc. of $29.1 million increased 39.9% compared to the third quarter of 2020. Diluted earnings per share attributable to EnPro Industries, Inc. continuing operations was $1.33, compared to $(1.05) in the prior-year period and adjusted diluted earnings per share was $1.40, compared to $1.01 in the prior-year period, an increase of 39%.

Adjusted EBITDA of $51.5 million increased 22.3% compared to the prior-year period as a result of operating leverage on organic sales growth, the benefit of reshaping actions completed in 2020 and pricing initiatives, partially offset by increased raw material costs. Adjusted EBITDA margin of 18.2% increased 250 basis points compared to the prior-year period.

Third Quarter 2021 Segment Highlights
(All results reflect comparisons to prior-year period unless otherwise noted)

Sealing Technologies - Safeguarding critical environments
Includes Garlock, STEMCO, and Technetics Group (excluding Technetics Semi) businesses

	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Sales	$146.9	$157.8	(6.9)%	$455.9	$482.0	(5.4)%
Adjusted Segment EBITDA	$34.5	$32.0	7.8%	$110.8	$96.1	15.3%
Adjusted Segment EBITDA Margin	23.5%	20.3%		24.3%	19.9%

•Sales decreased 6.9% versus the prior-year period due to the impact of divestitures completed in 2020. Excluding the impact of foreign exchange translation and divested businesses, sales increased 15.7% versus the prior-year period. Strong demand in petrochemical, heavy-duty truck, food & pharma and general industrial markets were the primary drivers.
•Adjusted segment EBITDA increased 7.8% versus the prior-year period, due primarily to operating leverage from strong volume increase and price increases, partially offset by increased raw material costs, SG&A expenses and businesses divested in 2020. Excluding the impact of foreign exchange translation and divestitures, adjusted segment EBITDA increased 26.5% compared to the prior-year period.

Advanced Surface Technologies - Leading edge precision products and services and optical solutions
Includes Technetics Semi, LeanTeq, and Alluxa businesses

	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Sales	$64.3	$44.6	44.2%	$178.2	$121.3	46.9%
Adjusted Segment EBITDA	$19.4	$13.4	44.8%	$52.3	$31.7	65.0%
Adjusted Segment EBITDA Margin	30.2%	30.0%		29.3%	26.1%

•Sales increased 44.2% versus the prior-year period driven by strong demand in the semiconductor market and the acquisition of Alluxa. Excluding the impact of foreign exchange translation and the acquisition of Alluxa, sales increased 23.6% versus the prior-year period.
•Adjusted segment EBITDA increased 44.8% versus the prior-year period, driven primarily by the Alluxa acquisition and strong organic sales growth. Excluding the impact of foreign exchange translation and the acquisition of Alluxa, adjusted segment EBITDA increased 8.2% compared to the prior-year period.

Engineered Materials - High performance polymer applications and critical services
Includes GGB, CPI and GPT businesses

	Quarters Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Sales	$73.8	$67.7	9.0%	$234.2	$201.4	16.3%
Adjusted Segment EBITDA	$8.8	$7.9	11.4%	$34.4	$21.1	63.0%
Adjusted Segment EBITDA Margin	11.9%	11.7%		14.7%	10.5%

•Sales increased 9.0% versus the prior-year period driven primarily by stronger demand in general industrial market, partially offset by weakness in power generation, oil & gas and automotive markets. Excluding the impact of foreign exchange translation and divestiture of the GGB bushing block business completed last November, sales increased 11.0% compared to the prior-year period.

•Adjusted segment EBITDA increased 11.4% versus the prior-year period, driven primarily by the result of operating losses incurred in the prior year related to the divested bushing block business. Excluding the impact of foreign exchange translation and the GGB bushing block divestiture, adjusted segment EBITDA increased 1.2% compared to the prior-year period, reflecting cost headwinds in excess of pricing initiatives.

Balance Sheet, Cash Flow and Capital Allocation

The company generated $97.8 million of cash flow from continuing operations during the nine months ended September 30, 2021 and $84.4 million of free cash flow, net of $13.4 million in capital expenditures. This compares to $48.4 million of cash flow from continuing operations, or $36.6 million of free cash flow, net of $11.8 million in capital expenditures, in the prior-year period. The year-over-year change was driven primarily by higher operating profits, despite working capital investments supporting stronger sales. During the third quarter, the company paid a regular quarterly dividend of $0.27 per share, with dividends totaling $16.8 million for the first nine months of 2021.

Enpro ended the third quarter with cash of $330.0 million and full availability of a $400 million revolving credit facility, less $11.5 million in outstanding letters of credit. The company’s net debt to adjusted EBITDA ratio was 0.8x on September 30, 2021.

Quarterly Dividend

EnPro Industries, Inc. yesterday declared a regular quarterly dividend of $0.27 per share. The dividend is payable December 15, 2021 to shareholders of record as of the close of business on December 1, 2021.

Agreement to Acquire NxEdge

Enpro separately announced today that it has entered into a definitive agreement to acquire NxEdge, an advanced manufacturing, cleaning, coating, and refurbishment business focused on the semiconductor value chain, from Trive Capital. The transaction marks a significant next step in Enpro’s multi-faceted strategy to accelerate growth in unique, high-margin industrial technology-related businesses.

Under the terms of the agreement, Enpro will acquire NxEdge for $850 million in cash. The transaction is expected to close by the end of 2021, subject to limited closing conditions, including regulatory approvals. Upon completion of the acquisition, NxEdge will become part of Enpro’s Advanced Surface Technologies (AST) segment. Once combined, these complementary businesses will offer differentiated, integrated solutions with expanded customer relationships in the United States, with capabilities that can be enabled globally. A press release announcing the transaction can be found on the Enpro website at https://www.enproindustries.com.

2021 Guidance

The company now expects 2021 sales to be in the range of $1.085 billion to $1.120 billion, adjusted EBITDA to be in the range of $202 million to $208 million, and adjusted diluted earnings per share from continuing operations to be in the range of $5.35 to $5.55. Previously, as provided with second quarter earnings results, Enpro had expected 2021 sales to be in the range of $1.075 billion to $1.125 billion, adjusted EBITDA to be in the range of $200 million to $210 million, and adjusted diluted earnings per share from continuing operations to be in the range of $5.16 to $5.50. The adjusted guidance reflects the effect of the sale of the polymer components business completed during the third quarter.

With the agreement to acquire NxEdge expected to close by year end and the sale of CPI expected to close by the end of the first quarter of 2022, Enpro will incorporate the impact of these strategic actions into initial 2022 guidance when the Company reports its fourth quarter and full-year 2021 results in February.

	Prior Guidance (as of 8/3/21)	Current Guidance (as of 11/5/21)
Sales	$1.075 – $1.125 billion	$1.085 – $1.120 billion
Adjusted EBITDA	$200 – $210 million	$202 – $208 million
Adjusted Diluted EPS	$5.16 – $5.50	$5.35 – $5.55

	Assumptions	Assumptions
Amortization of Acquisition-Related Intangible Assets	$44 – $46 million	$44 – $46 million
Depreciation and Other Amortization	$30 – $32 million	$28 – $30 million
Net Interest Expense	$14 – $16 million	$13 – $15 million
Normalized Tax Rate	30%	30%

Conference Call, Webcast Information, and Presentations

Enpro will hold a conference call today, November 5, at 8:30 a.m. Eastern Time to discuss third quarter 2021 results and the agreement to acquire NxEdge. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference ID number 13714138. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enproindustries.com. To access the earnings presentation, log on to the webcast by clicking the link on the company’s home page.

Primary Segment Operating Performance Measure

The primary metric used by management to allocate resources and assess segment performance is adjusted segment EBITDA, which is segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring costs, impairment charges, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of adjusted segment EBITDA. Under U.S. generally accepted accounting principles (“GAAP”), the primary metric used by management to allocate resources and assess segment performance is required to be disclosed in financial statement footnotes, and accordingly such metric as presented for each segment is not deemed to be a non-GAAP measure under applicable regulations of the Securities and Exchange Commission.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in conformity with GAAP. They include adjusted income from to continuing operations attributable to EnPro Industries, Inc., adjusted diluted earnings per share attributable to EnPro Industries, Inc., adjusted EBITDA, adjusted EBITDA margin, total adjusted segment EBITDA and free cash flow. Tables showing the reconciliation of these historical non-GAAP financial measures to the comparable GAAP measures are attached to the release. Adjusted EBITDA and adjusted diluted earnings per share anticipated for full year 2021 are calculated in a manner consistent with the historical presentation of these measures in the attached tables. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures, and accordingly no such GAAP measures are being presented.

Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Forward-Looking Statements and Guidance

Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: impacts from the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19, including impacts on the company’s operations, and the operations and businesses of its customers and vendors, including whether the company’s operations and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether site-specific health and safety concerns might otherwise require certain operations to be halted for some period of time; uncertainty with respect to the duration and severity of these impacts from the COVID-19 pandemic, including impacts on the general economy and the markets served by the company’s customers, including international markets that may not recover at the same pace as markets in the United States; the extent to which the impacts from the COVID-19 pandemic could result in a reduction in demand for the company’s products and services, which could also result in asset impairment charges, including for goodwill; other economic conditions in the markets served by Enpro’s businesses and those of its customers, some of which are cyclical and experience periodic downturns and disruptions, such as disruptions in the pricing of oil and gas; prices and availability of its raw materials; uncertainties with respect to the company’s ability to achieve anticipated growth within the semiconductor, life sciences, and other technology-enabled markets; the impact of fluctuations in relevant foreign currency exchange rates; unanticipated delays or problems in introducing new products; the impact of any pending or potential labor disputes; announcements by competitors of new products, services or technological innovations; changes in pricing policies or the pricing policies of competitors; and the amount of any payments required to satisfy contingent liabilities, including those related to discontinued operations, other divested businesses and the discontinued operations of its predecessors, including liabilities for certain products, environmental matters, employee benefit and statutory severance obligations and other matters. In addition, statements with respect to the announced disposition of the CPI business and acquisition of NxEdge, including the anticipated timing of and impact from the completion of each such transaction, are subject to risks and uncertainties including, among others, the possibility that necessary regulatory approvals may not be obtained or that other conditions to closing each such transaction may not be satisfied such that the transaction will not close or that the closing may be delayed; the possibility of unexpected costs, liabilities or delays in connection with each such transaction; risks that either such transaction disrupts current plans and operations of Enpro; the ability to recognize the benefits of each such transaction; the amount of the costs, fees, expenses and charges related to the respective transaction; the outcome of any legal proceedings that may arise with respect to such transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the relevant agreements for the sale of CPI or acquisition of NxEdge. Enpro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q, describe these and other risks and uncertainties in more detail. Enpro does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based.

Full-year guidance excludes changes in the number of shares outstanding, impacts from future and pending acquisitions, dispositions and related transaction costs, pending or potential labor disputes, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the third quarter, the impact of foreign exchange rate changes subsequent to the end of the third quarter, impacts from further spread of COVID-19, and environmental and litigation charges.

About Enpro

Enpro is an industrial technology company focused on niche applications across many end-markets, including semiconductor, photonics, industrial process, aerospace, food and pharma and life sciences. For more information about Enpro, visit the company’s website at http://www.enproindustries.com.

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APPENDICES

Consolidated Financial Information and Reconciliations

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Nine Months Ended September 30, 2021 and 2020
(Stated in Millions of Dollars, Except Per Share Data)
	Quarters Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Net sales	$283.1	$268.3	$861.0	$798.0
Cost of sales	173.6	173.8	525.1	525.7
Gross profit	109.5	94.5	335.9	272.3
Operating expenses:
Selling, general and administrative	80.0	73.2	243.0	214.6
Other	0.9	28.8	5.2	42.9
Total operating expenses	80.9	102.0	248.2	257.5
Operating income (loss)	28.6	(7.5)	87.7	14.8
Interest expense	(4.0)	(4.0)	(12.0)	(12.6)
Interest income	1.4	0.1	1.8	1.2
Other income (expense)	16.7	(17.2)	18.5	(15.5)
Income (loss) from continuing operations before income taxes	42.7	(28.6)	96.0	(12.1)
Income tax benefit (expense)	(15.1)	7.3	(21.1)	(2.2)
Income (loss) from continuing operations	27.6	(21.3)	74.9	(14.3)
Income from discontinued operations, including gain on sale, net of taxes	—	1.9	—	207.3
Net income (loss)	27.6	(19.4)	74.9	193.0
Less: net income attributable to redeemable non-controlling interests	0.1	0.3	0.1	0.5
Net income (loss) attributable to EnPro Industries, Inc.	$27.5	$(19.7)	$74.8	$192.5

Income (loss) attributable to EnPro Industries, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$27.5	$(21.6)	$74.8	$(14.8)
Income from discontinued operations, net of tax	—	1.9	—	207.3
Net income (loss) attributable to EnPro Industries, Inc.	$27.5	$(19.7)	$74.8	$192.5

Basic earnings (loss) per share attributable to EnPro Industries, Inc.:
Continuing operations	$1.34	$(1.05)	$3.63	$(0.72)
Discontinued operations	—	0.09	—	10.09
Basic earnings (loss) per share	$1.34	$(0.96)	$3.63	$9.37
Average common shares outstanding (millions)	20.6	20.5	20.6	20.5

Diluted earnings (loss) per share attributable to EnPro Industries, Inc.:
Continuing operations	$1.33	$(1.05)	$3.61	$(0.72)
Discontinued operations	—	0.09	—	10.09
Diluted earnings (loss) per share	$1.33	$(0.96)	$3.61	$9.37
Average common shares outstanding (millions)	20.7	20.5	20.8	20.5

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2021 and 2020
(Stated in Millions of Dollars)
	2021	2020
Operating activities of continuing operations
Net income	$74.9	$193.0
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Income from discontinued operations, net of taxes	—	(207.3)
Taxes paid related to sale of discontinued operations	—	(35.4)
Depreciation	20.5	22.4
Amortization	35.4	29.1
Deferred income taxes	(2.9)	(2.4)
Stock-based compensation	3.4	4.1
Other non-cash adjustments	(14.9)	31.5
Change in assets and liabilities, net of effects of divestitures of businesses:
Accounts receivable, net	(27.7)	(3.4)
Inventories	(15.1)	11.7
Accounts payable	10.9	(5.9)
Other current assets and liabilities	10.3	12.5
Other non-current assets and liabilities	3.0	(1.5)
Net cash provided by operating activities of continuing operations	97.8	48.4
Investing activities of continuing operations
Purchases of property, plant and equipment	(13.4)	(11.8)
Proceeds from sale of businesses	38.9	453.9
Other	0.4	(2.6)
Net cash provided by investing activities of continuing operations	25.9	439.5
Financing activities of continuing operations
Proceeds from debt	—	24.9
Repayments of debt	(3.0)	(161.4)
Repurchase of common stock	—	(5.3)
Dividends paid	(16.8)	(16.2)
Other	(1.5)	(2.0)
Net cash used in financing activities of continuing operations	(21.3)	(160.0)
Cash flows of discontinued operations
Operating cash flows	—	(6.2)
Net cash used in discontinued operations	—	(6.2)
Effect of exchange rate changes on cash and cash equivalents	(1.9)	(1.9)
Net increase in cash and cash equivalents	100.5	319.8
Cash and cash equivalents at beginning of period	229.5	121.2
Cash and cash equivalents at end of period	$330.0	$441.0

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net	$6.3	$6.1
Income taxes, net	$22.8	$52.0

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of September 30, 2021 and December 31, 2020
(Stated in Millions of Dollars)
	September 30,	December 31,
	2021	2020
Current assets
Cash and cash equivalents	$330.0	$229.5
Accounts receivable, net	164.7	143.2
Inventories	147.8	139.1
Income tax receivable	42.7	49.6
Other current assets	24.3	17.6
Total current assets	709.5	579.0
Property, plant and equipment, net	182.2	195.0
Goodwill	606.6	621.8
Other intangible assets	521.0	553.6
Other assets	133.4	134.2
Total assets	$2,152.7	$2,083.6

Current liabilities
Current maturities of long-term debt	$3.9	$3.8
Accounts payable	75.7	69.8
Accrued expenses	142.8	128.4
Total current liabilities	222.4	202.0
Long-term debt	485.5	487.5
Deferred taxes and non-current income taxes payable	125.5	130.5
Other liabilities	128.6	136.7
Total liabilities	962.0	956.7

Redeemable non-controlling interests	50.0	48.4

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	291.2	289.6
Retained earnings	852.7	794.8
Accumulated other comprehensive loss	(2.2)	(4.9)
Common stock held in treasury, at cost	(1.2)	(1.2)
Total shareholders’ equity	1,140.7	1,078.5
Total liabilities and equity	$2,152.7	$2,083.6

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Nine Months Ended September 30, 2021 and 2020
(Stated in Millions of Dollars)

Sales
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Sealing Technologies	$146.9	$157.8	$455.9	$482.0
Advanced Surface Technologies	64.3	44.6	178.2	121.3
Engineered Materials	73.8	67.7	234.2	201.4
	285.0	270.1	868.3	804.7
Less: intersegment sales	(1.9)	(1.8)	(7.3)	(6.7)
	$283.1	$268.3	$861.0	$798.0

Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$27.5	$(21.6)	$74.8	$(14.8)

Earnings before interest, income taxes, depreciation,
amortization and other selected items (Adjusted Segment EBITDA)
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Sealing Technologies	$34.5	$32.0	$110.8	$96.1
Advanced Surface Technologies	19.4	13.4	52.3	31.7
Engineered Materials	8.8	7.9	34.4	21.1
	$62.7	$53.3	$197.5	$148.9

Adjusted Segment EBITDA Margin
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Sealing Technologies	23.5%	20.3%	24.3%	19.9%
Advanced Surface Technologies	30.2%	30.0%	29.3%	26.1%
Engineered Materials	11.9%	11.7%	14.7%	10.5%
	22.1%	19.9%	22.9%	18.7%

Reconciliation of Adjusted Segment EBITDA to Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc.
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Adjusted Segment EBITDA	$62.7	$53.3	$197.5	$148.9
Acquisition and divestiture expenses	(0.3)	(1.3)	(0.4)	(2.6)
Non-controlling interest compensation allocation[1]	(1.3)	(0.5)	(4.1)	(1.6)
Amortization of the fair value adjustment to acquisition date inventory	(1.0)	—	(5.8)	—
Restructuring and impairment expense	(0.7)	(5.0)	(5.2)	(23.9)
Depreciation and amortization expense	(18.3)	(17.0)	(55.6)	(51.5)
Corporate expenses	(11.6)	(11.7)	(36.0)	(27.3)
Interest expense, net	(2.6)	(3.9)	(10.2)	(11.4)
Other income (expense), net	15.8	(42.5)	15.8	(42.7)

Income (loss) from continuing operations before income taxes	42.7	(28.6)	96.0	(12.1)
Income tax benefit (expense)	(15.1)	7.3	(21.1)	(2.2)
Income (loss) from continuing operations	27.6	(21.3)	74.9	(14.3)
Less: net income attributable to redeemable non-controlling interests	0.1	0.3	0.1	0.5
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$27.5	$(21.6)	$74.8	$(14.8)

Adjusted Segment EBITDA is total segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring and impairment expense, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization.

Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of Adjusted Segment EBITDA. The accounting policies of the reportable segments are the same as those for the Company.

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

EnPro Industries, Inc.
Adjusted Segment EBITDA Reconciling Items by Segment (Unaudited)
For the Quarters and Nine Months Ended September 30, 2021 and 2020
(Stated in Millions of Dollars)
	Quarter Ended September 30, 2021
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$0.3	$—	$—	$0.3
Non-controlling interest compensation allocation[1]	$—	$1.3	$—	$1.3
Amortization of the fair value adjustment to acquisition date inventory	$—	$1.0	$—	$1.0
Restructuring and impairment expense	$(0.2)	$—	$0.9	$0.7
Depreciation and amortization expense	$7.7	$7.7	$2.9	$18.3

	Quarter Ended September 30, 2020
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$0.9	$0.4	$—	$1.3
Non-controlling interest compensation allocation[1]	$—	$0.5	$—	$0.5
Restructuring and impairment expense	$(2.9)	$—	$7.9	$5.0
Depreciation and amortization expense	$9.0	$4.5	$3.5	$17.0

	Nine Months Ended September 30, 2021
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$0.4	$—	$—	$0.4
Non-controlling interest compensation allocation[1]	$—	$4.1	$—	$4.1
Amortization of the fair value adjustment to acquisition date inventory	$—	$5.8	$—	$5.8
Restructuring and impairment expense	$1.8	$—	$3.4	$5.2
Depreciation and amortization expense	$23.2	$23.2	$9.2	$55.6

	Nine Months Ended September 30, 2020
	Sealing Technologies	Advanced Surface Technologies	Engineered Materials	Total Segments
Acquisition and divestiture expenses	$2.2	$0.4	$—	$2.6
Non-controlling interest compensation allocation[1]	$—	$1.6	$—	$1.6
Restructuring and impairment expense	$13.0	$—	$10.9	$23.9
Depreciation and amortization expense	$27.7	$13.4	$10.4	$51.5

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

EnPro Industries, Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted Income from Continuing Operations Attributable to EnPro Industries, Inc. and Adjusted Diluted Earnings Per Share (Unaudited)
For the Quarters and Nine Months Ended September 30, 2021 and 2020
(Stated in Millions of Dollars, Except Per Share Data)
	Quarters Ended September 30,
	2021				2020
	$	Average common shares outstanding, diluted (millions)	Per Share		$	Average common shares outstanding, diluted (millions)	Per Share
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$27.5	20.7	$1.33		$(21.6)	20.5	$(1.05)
Net income from redeemable non-controlling interests	0.1				0.3
Income tax expense (benefit)	15.1				(7.3)
Income (loss) from continuing operations before income taxes	42.7				(28.6)

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	1.4				3.2
Non-controlling interest compensation allocations[1]	1.3				0.5
Amortization of acquisition-related intangible assets	11.2				9.0
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	0.8				5.0
Amortization of the fair value adjustment to acquisition date inventory	1.0				—
Impairment of indefinite-lived trademarks	—				16.1
Legal settlement - legacy matter	—				7.4
Adjustments from other non-operating expense:
Environmental reserve adjustment	4.5				14.0
Costs associated with previously disposed businesses	0.3				0.8
Net loss (gain) on sale of businesses	(19.5)				3.1
Pension income (non-service cost)	(2.0)				(0.7)
Other adjustments:
Other	—				0.3
Adjusted income from continuing operations before income taxes	41.7				30.1
Adjusted income tax expense	(12.5)				(9.0)
Net income from redeemable non-controlling interests	(0.1)				(0.3)
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$29.1	20.7	$1.40	2	$20.8	20.6[3]	$1.01	2

	Nine Months Ended September 30,
	2021				2020
	$	Average common shares outstanding, diluted (millions)	Per Share		$	Average common shares outstanding, diluted (millions)	Per Share
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$74.8	20.8	$3.61		$(14.8)	20.5	$(0.72)
Net income from redeemable non-controlling interests	0.1				0.5
Income tax expense	21.1				2.2
Income (loss) from continuing operations before income taxes	96.0				(12.1)

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	2.1				4.5
Non-controlling interest compensation allocations[1]	4.1				1.6
Amortization of acquisition-related intangible assets	33.7				27.0
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	5.4				23.9
Amortization of the fair value adjustment to acquisition date inventory	5.8				—
Impairment of indefinite-lived trademarks	—				16.1
Legal settlement - legacy matter	—				7.4
Adjustments from other non-operating expense:
Environmental reserve adjustment	4.5				14.0
Costs associated with previously disposed businesses	0.7				1.5
Net loss (gain) on sale of businesses	(17.5)				2.0
Pension income (non-service cost)	(6.2)				(2.0)
Other adjustments:
Other	(0.2)				0.4
Adjusted income from continuing operations before income taxes	128.4				84.3
Adjusted income tax expense	(38.5)				(25.3)
Net income from redeemable non-controlling interests	(0.1)				(0.5)
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$89.8	20.8	$4.33	2	$58.5	20.6[3]	$2.84	2

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported income from continuing operations attributable to EnPro Industries, Inc. and diluted earnings per share attributable to EnPro Industries, Inc., including items that may recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, acquisitions and divestitures, or other selected items.
Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.

Other adjustments are included in selling, general, and administrative, cost of sales, and other operating expenses on the consolidated statements of operations.
The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 30.0% for continuing operations. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.
1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.
2 Adjusted diluted earnings per share.
3There were 0.1 million potentially dilutive shares that were excluded from the computation of diluted earnings per share for the quarter and nine months ended September 30, 2020 because they were antidilutive. These shares were included in the computation of adjusted diluted earnings per share for those periods.

EnPro Industries, Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted EBITDA (Unaudited)
For the Quarters and Nine Months Ended September 30, 2021 and 2020
(Stated in Millions of Dollars)
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$27.5	$(21.6)	$74.8	$(14.8)
Net income attributable to redeemable non-controlling interests	0.1	0.3	0.1	0.5
Income (loss) from continuing operations	27.6	(21.3)	74.9	(14.3)

Adjustments to arrive at earnings from continuing operations before interest, income taxes, depreciation, amortization, and other selected items (Adjusted EBITDA):
Interest expense, net	2.6	3.9	10.2	11.4
Income tax expense (benefit)	15.1	(7.3)	21.1	2.2
Depreciation and amortization expense	18.4	17.1	55.9	51.5
Restructuring and impairment expense	0.8	5.0	5.4	23.9
Environmental reserve adjustments	4.5	14.0	4.5	14.0
Costs associated with previously disposed businesses	0.3	0.8	0.7	1.5
Net loss (gain) on sale of businesses	(19.5)	3.1	(17.5)	2.0
Acquisition and divestiture expenses	1.4	3.2	2.1	4.5
Pension income (non-service cost)	(2.0)	(0.7)	(6.2)	(2.0)
Non-controlling interest compensation allocation[1]	1.3	0.5	4.1	1.6
Impairment of indefinite-lived trademarks	—	16.1	—	16.1
Legal settlement - legacy matter	—	7.4	—	7.4
Amortization of the fair value adjustment to acquisition date inventory	1.0	—	5.8	—
Other	—	0.3	(0.2)	0.4
Adjusted EBITDA	$51.5	$42.1	$160.8	$120.2

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred.

Supplemental disclosure: Adjusted EBITDA as presented also represents the amount defined as "EBITDA" under the indenture governing the Company's 5.75% Senior Notes due 2026. For the nine months ended September 30, 2021 approximately 65% of the adjusted EBITDA as presented above was attributable to Enpro's subsidiaries that do not guarantee the Company's 5.75% Senior Notes due 2026.

EnPro Industries, Inc.
Reconciliation of Free Cash Flow (Unaudited)
(Stated in Millions of Dollars)

Free Cash Flow - Nine Months Ended September 30, 2021
Net cash provided by operating activities of continuing operations	$97.8
Purchases of property, plant, and equipment	(13.4)
Free cash flow	$84.4

Free Cash Flow - Nine Months Ended September 30, 2020
Net cash provided by operating activities of continuing operations	$48.4
Purchases of property, plant, and equipment	(11.8)
Free cash flow	$36.6